UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 8, 2025
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Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)
(267) 270-4800
(Registrant’s telephone number, including area code)
N/A
Former name or former address, if changed since last report
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On January 8, 2025, Independence Realty Operating Partnership, LP (“IROP”), the limited partnership through which Independence Realty Trust, Inc. (“IRT”) owns its assets and conducts its operations, entered into a Fifth Amended and Restated Credit Agreement (the “Restated Credit Agreement”) dated as of January 8, 2025 by and among IROP, as borrower, IRT as parent guarantor, KeyBank National Association ("KeyBank"), as administrative agent, and the other agents and lender parties thereto. IRT has unconditionally guaranteed all obligations of IROP under the Restated Credit Agreement. IRT has no material assets other than its investment in IROP. As used below, the term “Borrower Group” means, collectively, IRT, IROP and any future subsidiary guarantors.
The Restated Credit agreement amends and restates in its entirety the Fourth Amended and Restated Credit Agreement dated as of July 25, 2022 (the “Prior Credit Agreement”) by, among others, IROP, the subsidiary guarantors named therein, IRT as parent guarantor, and the banks set forth therein.
The Prior Credit Agreement provided for a $500.0 million unsecured revolving credit facility (the “Revolving Credit Facility”) with a January 31, 2026 scheduled maturity date and two unsecured term loans, specifically: (i) a $200.0 million term loan with a May 18, 2026 maturity date (the “2026 Term Loan”) and (ii) a $400.0 million term loan with a January 28, 2028 maturity date (the “2028 Term Loan”).
The Restated Credit Agreement increases the maximum principal amount of the Revolving Credit Facility to $750.0 million and extends its maturity date until January 8, 2029. The Restated Credit Agreement also releases the Subsidiary Guarantors which were parties to the Prior Credit Agreement.
The Restated Credit Agreement increases the aggregate amount of the Restated Credit Facility to $1.35 billion and permits IROP to request an increase in such aggregate amount to up to $2.0 billion, subject to certain terms and conditions, including receipt of commitments from one or more lenders, whether or not currently parties to the Restated Credit Agreement, to provide such increased amounts, which increase may be allocated, at IROP’s option, to the Revolving Credit Facility and/or to one or more of the Term Loans, in accordance with the Restated Credit Agreement.
Borrowings under the 2026 Term Loan bear interest at a rate equal to either (i) the SOFR rate plus a margin of 80 to 160 basis points, or (ii) a base rate plus a margin of 0 to 60 basis points. These margins represent a 5-basis point decrease from those applicable to the 2026 Term Loan. The margin for borrowings under the Revolving Credit Facility and the 2028 Term Loan remain unchanged, with (1) Revolving Credit Facility borrowings bearing interest at a rate equal to either (i) the SOFR rate plus a margin of 72.5 to 140 basis points, or (ii) a base rate plus a margin of 0 to 40 basis points; and (2) 2028 Term Loan borrowings bearing interest at a rate equal to either (i) the SOFR rate plus a margin of 80 to 160 basis points, or (ii) a base rate plus a margin of 0 to 60 basis points. The applicable margin will be determined based upon IRT’s credit rating. At the time of closing, based on IRT’s credit rating along with IROP’s consolidated leverage ratio, the applicable SOFR margin was 77.5 basis points for the Revolving Credit Facility and 85 basis points for both the 2026 Term Loan and 2028 Term Loan. Overall, this reflects a weighted average reduction in margin of approximately 34 basis points compared to the interest rate margins in place prior to IRT’s receipt of investment grade credit ratings.
The Restated Credit Agreement contains customary covenants for credit facilities of this type, including restrictions on the ability of the Borrower Group to take the following actions: (i) make distributions after an event of default; (ii) incur debt; (iii) make investments; (iv) grant or suffer liens; (v) undertake mergers, consolidations, asset sales and other fundamental entity changes; (vi) make material changes to contracts and organizational documents; and (vii) enter into transactions with affiliates.
The Restated Credit Agreement also contains financial covenants applicable to the Borrower Group involving (i) maximum consolidated total debt to total asset value, (ii) maximum distributions, (iii) maximum secured debt to total asset value, (iv) maximum unsecured debt to eligible unencumbered properties, and (v) minimum consolidated fixed charge coverage.
The Restated Credit Agreement provides for certain customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

Certain of the banks and financial institutions that are parties to the Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to IRT and IROP and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.
The foregoing description of the Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 above is incorporated herein by reference. Upon the effectiveness of the Restated Credit Agreement, the Prior Credit Agreement was subsumed within, and is now governed by, the Restated Credit Agreement. A copy of the Prior Credit Agreement was previously filed as Exhibit 10.1 to IRT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2022.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
In connection with the execution of the Restated Credit Agreement, on January 10, 2025 the Company issued a press release, which is attached as Exhibit 99.1 hereto.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

10.1
Fifth Amended, Restated and Consolidated Credit Agreement (the “Credit Agreement”), dated as of January 8, 2025, by and among the Independence Realty Operating Partnership, LP as borrower and Independence Realty Trust, Inc., as guarantor; Citibank, N.A. (together with any successor in interest, “Citibank”) and KeyBank National Association (together with any successor in interest, “KeyBank”), as initial Lenders, Issuing Lenders and Swing Loan Lenders, the other lending institutions which are parties to the Credit Agreement as “Lenders”; the other lending institutions that may become parties to the Credit Agreement and KeyBank, as administrative agent for Lenders, with Citibank, Capital One, National Association, PNC Bank, National Association, Regions Bank, BMO Bank, N.A., The Huntington National Bank and Truist Bank, as Revolving Facility Co-Syndication Agents; Regions Bank, and Capital One, National Association, as 2021 Term Loan Co-Syndication Agents; Capital One, National Association and PNC National Bank Association, as 2022 Term Loan Co-Syndication Agents; Bank of America, N.A., Barclays Bank PLC and Royal Bank of Canada, as Co-Documentation Agents; Citibank and KeyBanc Capital Markets, as Revolving Facility and 2021 Term Loan Joint Bookrunners; KeyBanc Capital Markets, Capital One, National Association, and PNC Capital Markets, LLC, as 2022 Term Loan Joint Bookrunners; KeyBanc Capital Markets, Citibank, PNC Capital Markets LLC, Capital One, National Association, The Huntington National Bank Regions Capital Markets, BMO Bank N.A., and Truist Securities, Inc., as Revolving Facility Joint Lead Arrangers; KeyBanc Capital Markets, Capital One, National Association, and Regions Capital Markets, as 2021 Term Loan Joint Lead Arrangers; and KeyBanc Capital Markets, Capital One, National Association and PNC Capital Markets, LLC, as 2022 Term Loan Joint Lead Arrangers.

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

January 10, 2025	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President, Chief Financial Officer and Treasurer